UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 10, 2011

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 2500, 645-7 Avenue SW, Calgary, Alberta, Canada	T2P 4G8
(Address of principal executive offices)	(Zip Code)

403.292.8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.              Changes in Registrant’s Certifying Accountant.

As described in Items 4.01(a) and (b) below, Lone Pine Resources Inc. (the “Company”) has replaced Ernst & Young LLP, United States (“EY United States”), as the Company’s independent registered public accounting firm with Ernst & Young LLP, Canada (“EY Canada”), as its independent registered public accounting firm. As described below, the change in independent registered public accounting firms is not the result of any disagreement with EY United States.

(a)     Following the completion of the spin-off of the Company from Forest Oil Corporation on September 30, 2011, and at the suggestion of EY United States, on November 10, 2011, the Audit and Reserves Committee (the “Audit Committee”) of the Board of Directors of the Company elected to dismiss EY United States as the Company’s independent registered public accounting firm and to replace EY United States as the Company’s independent registered public accounting firm with EY Canada. This change was suggested due to the location of the Company’s principal executive offices in Calgary, Alberta, Canada, where EY Canada has an office, whereas EY United States has no office convenient to the Company’s business activities. The decision to dismiss EY United States was recommended and approved by the Audit Committee.

The reports of EY United States on (i) the consolidated financial statements of the Company’s predecessor, Lone Pine Resources Canada Ltd., formerly Canadian Forest Oil Ltd. (“LPR Canada”), at December 31, 2010 and 2009, and for each of the two years in the period ended December 31, 2010, and (ii) the financial statements of the Company as of December 31, 2010 and for the period from inception (September 30, 2010) to December 31, 2010, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with its audits of (i) the consolidated financial statements of the Company’s predecessor, LPR Canada, at December 31, 2010 and 2009, and for each of the two years in the period ended December 31, 2010, and (ii) the financial statements of the Company as of December 31, 2010 and for the period from inception (September 30, 2010) to December 31, 2010 and in the subsequent interim periods through September 30, 2011 and through the date of appointment of EY Canada, there were (a) no disagreements with EY United States on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY United States would have caused it to make reference thereto in connection with its reports on the financial statements for such years and (b) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.  The Company has authorized and instructed EY United States to respond fully to the inquiries of the new independent registered public accounting firm regarding all matters.

The Company provided EY United States with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that EY United States furnish the Company with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether or not EY United States agrees with the above statements. A copy of EY United States’ letter to the Commission is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)     On November 10, 2011, the Audit Committee engaged EY Canada as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The decision to engage EY Canada was recommended and approved by the Audit Committee.

During the Company’s and its predecessor’s two most recent fiscal years ended December 31, 2010 and 2009, or during any subsequent interim period prior to its appointment as the Company’s auditor, neither the Company, nor anyone on its behalf, consulted EY Canada regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by EY Canada that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.            Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP, Chartered Accountants, United States, dated November 10, 2011, to the Securities and Exchange Commission regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE PINE RESOURCES INC.
(Registrant)

Dated: November 10, 2011	By:	/s/ CHARLES R. KRAUS
Charles R. Kraus
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP, Chartered Accountants, United States, dated November 10, 2011, to the Securities and Exchange Commission regarding change in certifying accountant.